As filed with the Securities and Exchange Commission on June 29, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PG&E CORPORATION
(Exact name of registrant as specified in its charter)

California	94-3234914
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

77 Beale Street
P.O. Box 770000
San Francisco, California 94177
(Address of principal executive offices) (zip code)

PG&E CORPORATION 2014 LONG-TERM INCENTIVE PLAN
(Full title of the Plan)

Janet C. Loduca
Senior Vice President and General Counsel
P.O. Box 770000 77 Beale Street
San Francisco, California 94177
(Name and address of agent for service)

(415) 973-1000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, no par value	30,000,000 shares	$9.54	$286,200,000	$37,148.76

(1)          The registration fee was calculated pursuant to Rules 457(h)(1) and 457(c) of the Securities Act of 1933, on the basis of the average of the high and low prices of the registrant’s common stock on June 26, 2020, as reported on the New York Stock Exchange, which was $9.54.

Pursuant to Rule 416, this registration statement also covers securities that may be offered under the above referenced plan to prevent dilution resulting from stock splits, dividends, or similar transactions.

EXPLANATORY STATEMENT

This Registration Statement is filed by PG&E Corporation (the “Registrant” or the “Company”) pursuant to General Instruction E to Form S-8.  The contents of the Registration Statement on Form S-8 previously filed on May 12, 2014 (No. 333-195902) are incorporated by reference herein and made a part hereof, except as supplemented, amended or superseded by the information set forth below.  This Registration Statement on Form S-8 is filed by the Company to register an additional 30,000,000 shares of common stock, no par value ( the “Common Stock”), that may become issuable under the PG&E Corporation 2014 Long-Term Incentive Plan, as amended (the “Plan”).  The Plan has been amended to authorize an additional 30,000,000 shares of Common Stock for issuance under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

The legality of the common stock to be offered under the above-referenced plan will be passed upon by Brian M. Wong, Vice President, Deputy General Counsel, and Corporate Secretary for PG&E Corporation.  Mr. Wong beneficially owns 2,073 shares of PG&E Corporation common stock, and holds restricted stock units that are expected to vest into an additional 1,575 shares of PG&E Corporation common stock.

Item 8. Exhibits.

5.1	Opinion of Brian M. Wong, Vice President, Deputy General Counsel, and Corporate Secretary for PG&E Corporation.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Brian M. Wong (See exhibit 5.1 above).

24.1	Powers of Attorney.

99.1
PG&E Corporation 2014 Long-Term Incentive Plan, effective as of May 12, 2014, filed as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2014, and incorporated herein by reference.

99.2	Amendment to the PG&E Corporation 2014 Long-Term Incentive Plan, to be effective as of July 1, 2020.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 29th day of June, 2020.

PG&E CORPORATION
(Registrant)

By *	WILLIAM D. JOHNSON
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*WILLIAM D. JOHNSON	President, Chief Executive Officer, and
WILLIAM D. JOHNSON	Director (Principal Executive Officer)	June 29, 2020

*JASON P. WELLS	Senior Vice President and Chief Financial
JASON P. WELLS	Officer (Principal Financial Officer)	June 29, 2020

*DAVID S. THOMASON	Vice President and Controller (Principal
DAVID S. THOMASON	Accounting Officer)	June 29, 2020

*RICHARD R. BARRERA
RICHARD R. BARRERA	Director	June 29, 2020

*NORA MEAD BROWNELL
NORA MEAD BROWNELL	Director	June 29, 2020

*CHERYL F. CAMPBELL
CHERYL F. CAMPBELL	Director	June 29, 2020

*FRED J. FOWLER
FRED J. FOWLER	Director	June 29, 2020

*MICHAEL J. LEFELL
MICHAEL J. LEFELL	Director	June 29, 2020

*DOMINIQUE MIELLE
DOMINIQUE MIELLE	Director	June 29, 2020

Signature	Title	Date

*MERIDEE A. MOORE
MERIDEE A. MOORE	Director	June 29, 2020

*ERIC D. MULLINS
ERIC D. MULLINS	Director	June 29, 2020

*KRISTINE M. SCHMIDT
KRISTINE M. SCHMIDT	Director	June 29, 2020

*ALEJANDRO D. WOLFF
ALEJANDRO D. WOLFF	Director	June 29, 2020

*JOHN M. WOOLARD
JOHN M. WOOLARD	Director	June 29, 2020

*By: /s/ BRIAN M. WONG
BRIAN M. WONG